Exhibit 99.2

Xedar Corporation
Unaudited Pro Forma Condensed Consolidated Financial Statements as of December 31, 2006,
and for the Year then Ended

Introduction to the Pro Forma Financial Statements

The following unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of Xedar Corporation and Atlantic Systems Corporation (referred to hereafter as “Atlantic” or “Atlantic Systems”) after giving effect to our acquisition of Atlantic, certain financing transactions described below, and the assumptions and adjustments described in the accompanying notes to the pro forma financial statements.

On March 22, 2007, we purchased all of the issued and outstanding stock of Atlantic in a stock-for-stock transaction. The Stock Purchase Agreement dated March 22, 2007 (the Agreement), was between us, Atlantic, and Don W. Rakestraw, Jeffrey R. Grime, and J. O. McFalls, III (collectively the Shareholders, who together owned all of the outstanding stock of Atlantic prior to the transaction). We purchased all of the outstanding stock of Atlantic from the Shareholders for (i) a closing payment of 3,000,000 shares of our common stock valued at $2.75, the closing price on the closing date, and (ii) a post closing payment to be equal to the number of shares of our common stock having a value of $5,108,696 at the time of issuance as more particularly set forth in the Agreement.

We had no material relationship with Atlantic or the Shareholders prior to the closing date of the Agreement.

We have completed an allocation of the Atlantic purchase price. We recorded all current assets and current liabilities at book value, all of which we have concluded approximated fair value. We valued intangible assets in accordance with the valuation report of such assets by an accredited business valuation firm.

You should read our pro forma financial statements with our audited historical financial statements in our 2006 Annual Report on Form 10−K, and the Atlantic financial statements in Item 9.01(a) and Exhibit 99.1 of this Current Report.

The December 31, 2006, pro forma balance sheet consolidates our and the Atlantic balance sheets with pro forma adjustments as if the acquisition had occurred on December 31, 2006. The pro forma 2006 operations statement consolidates our and the Atlantic 2006 operations statements, with pro forma adjustments as if the acquisition had occurred on January 1, 2006. In addition, the pro forma operations statement eliminates the operations of our customer relationship management segment, which we sold in November 2006.

The pro forma financial statements presented are for informational purposes only and do not represent what our financial position or results of operations would have been as of the date or for the period presented had the acquisition and the financing transactions in fact occurred on such date or at the beginning of the period indicated, or to project our financial position or results of operations for any future date or period. The pro forma financial statements report only the adjustments presented in the accompanying notes and do not provide for any operating efficiencies and cost savings that we may achieve in consolidating Atlantic with our operations, or any integration or merger related cost. For purposes of preparing our financial statements subsequent to the acquisition, we have established a new basis for Atlantic’s assets and liabilities based upon their fair values and the purchase price we are paying for Atlantic, including the cost of the acquisition. As a result of these factors, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reported in these statements.

-- 1 --

Xedar Corporation
Pro Forma Condensed Consolidating Balance Sheet
December 31, 2006

		Atlantic	Pro Forma		Pro Forma
Assets	Xedar	Systems	Adjustments	Adj.	Consolidated
Current Assets
Cash and cash equivalents	$1,354,652	$-			$1,354,652
Trade accounts receivable, net of allowance for doubtful accounts	638,201	670,920			1,309,121
Other current assets	68,561	-			68,561
Notes recievable	-	-	184,500		184,500
Total Current Assets	2,061,414	670,920	184,500		2,732,334
Property and equipment, net	288,979	-			288,979
Intangible assets	-	-	8,048,827	1	8,048,827
Other long-term assets	-	663			663
Goodwill	1,246,904	-	5,214,693	1	6,461,597
Total Assets	$3,597,297	$671,583	$13,448,020		$17,716,900

Liabilities and stockholders' equity
Current Liabilities
Accounts payable	$40,347	$80,918			$121,265
Payable to shareholders	400,000	-			400,000
Deferred subscription revenue	578,073	-			578,073
Billings in excess of costs and estimated earnings	-	472,099			472,099
Current portion of convertible note payable to related parties	383,338	-			383,338
Deferred rent	-	3,288			3,288
Accrued liabilities	118,263	204,602			322,865
Total Current Liabilities	1,520,021	760,907			2,280,928
Stockholders' Equity					-
Common stock	3,542,525	188,500	13,170,196	1	16,901,221
Stockholder note receivable	-	(184,500)	184,500		-
Accumulated deficit	(1,465,249)	(93,324)	93,324	1	(1,465,249)
Total Stockholders' Equity (Deficit)	2,077,276	(89,324)	13,448,020		15,435,972
Total Liabilities and Stockholders' Equity	$3,597,297	$671,583	$13,448,020		$17,716,900

See accompanying notes.

-- 2 --

 Xedar Corporation
2006 Pro Forma Condensed Consolidating Operations Statement

	Xedar	Atlantic Systems	Pro Forma Adjustments	Adj.	Pro Forma Consolidated
Revenue
Sales	$6,237,339	$5,326,173	$(182,000)	2	$11,381,512
Cost of sales	2,960,326	4,483,009	(269,000)	2	7,174,335
Gross Profit	3,277,013	843,164	87,000		4,207,177
Selling and Administrative Expense	3,848,617	698,799	1,029,757	3	5,577,173
Net Operating (Loss) Income	(571,604)	144,365	(942,757)		(1,369,996)
Other Income (Expense)					-
Interest expense	(65,942)	-			(65,942)
Interest income	10,960	7,140	-		18,100
Total Other Expense	(54,982)	7,140	-		(47,842)
Income (Loss) Before Income Tax	(626,586)	151,505	(942,757)		(1,417,838)
Income Tax Benefit (Expense)	16,621	-	-		16,621
Net (Loss) Income	$(609,965)	$151,505	$(942,757)		$(1,401,217)
Net Income (Loss) per Share:
Basic	$0.04				$(0.08)
Diluted	$0.04				$(0.08)
Shares Used in Computing Net Income (Loss) per Share:
Basic - pro forma	13,804,696				18,662,404
Diluted - pro forma	13,804,696				18,662,404

See accompanying notes.

-- 3 --

Xedar Corporation
Notes To Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Acquisition of Atlantic Systems Corporation

On March 22, 2007, Xedar Corporation purchased all of the issued and outstanding stock of Atlantic Systems Corporation in a stock-for-stock transaction. The Stock Purchase Agreement dated March 22, 2007 (the Agreement), was between us; Atlantic; and Don W. Rakestraw, Jeffrey R. Grime, and J. O. McFalls, III (collectively the Shareholders, who together constituted all of the shareholders of Atlantic Systems prior to the transaction). We purchased all of the issued and outstanding stock of Atlantic from the Shareholders for (i) a closing payment of 3,000,000 shares of our common stock valued at $2.75, the closing price on the closing date, and (ii) a post closing payment to be equal to that number of shares of our common stock having a value of $5,108,696 at the time of issuance as more particularly set forth in the Agreement. Thus the total purchase price was $13,358,696.

The pro forma financial statements presented are for informational purposes only and do not represent what our financial position or results of operations would have been as of the date or for the period presented had the acquisition and the financing transactions in fact occurred on such date or at the beginning of the period indicated, or to project our financial position or results of operations for any future date or period. The pro forma financial statements report only to the adjustments presented in the accompanying notes and do not provide for any operating efficiencies and cost savings that we may achieve in consolidating Atlantic with our operations, or any integration or merger related cost. For purposes of preparing our financial statements subsequent to the acquisition, we have established a new cost for Atlantic’s assets and liabilities based upon their fair values and the purchase price we are paying for Atlantic, including the cost of the acquisition. As a result of these factors, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reported in these statements.

Note 2. Adjustments to Pro Forma Financial Statements

The adjustments to the pro forma financial statements in connection with the purchase of Atlantic are below.

-- 4 --

		Debit	Credit	Description
Balance Sheet

Adj #
1	Common stock		$ 13,358,696	Purchase price
	Common stock	$ 188,500	-	Eliminate Atlantic Systems common stock
	Common stock, net		13,170,196
	Intangible assets	8,048,827		Appraised value of customer contracts and relationships, and no-compete agrmts
				.
	Goodwill	5,214,693		Goodwill which would have been recorded if Xedar had acquired Atlantic on December 31, 2006

	Accum. Deficit	-	93,324	Eliminate Atlantic Systems accumulated deficit

		$ 13,263,520	$ 13,263,520

We allocated the price of our purchase of Atlantic to the fair values of Atlantic’s assets and liabilities. The Atlantic assets include, among others, intangible assets of customer contracts, customer relationships and no-compete agreements. An accredited valuation specialist valued the intangible assets for us. We also determined that the book values of the liabilities and the assets other than intangible assets approximate fair value. We allocated the excess purchase price, over fair value of the assets acquired and liabilities assumed, to goodwill. This adjustment also eliminated the common stock and accumulated deficit of Atlantic.

Operations Statement		Debit	Credit

We sold our customer relationship management segment in November 2006. The following adjustment eliminates from the operations statement the operations of that segment.
Adj #

2
	Revenue	$ 182,000
	Cost of sales		269,000

Operations Statement		Debit	Credit

The following adjustment records 2006 pro forma amortization of the intangibles recorded in the purchase of Atlantic.
Adj #

3	Admin. expense	$ 1,029,757

-- 5 --

Note 3. Items Not Adjusted

The pro forma statements do not show any effect of operating efficiencies, cost savings and other benefits we anticipate as a result of the acquisition. Additionally, we may record certain integration expense subsequent to the acquisition which, under purchase accounting, will not be treated as part of the Atlantic purchase price.

Note 4. Pro Forma Net Loss Per Share

We compute the pro forma and diluted net loss per share by dividing the pro forma net loss by the pro forma basic and diluted weighted average shares outstanding, assuming the we and Atlantic had merged at the beginning of the earliest period presented. We exclude common equivalent shares from the computation of diluted earnings per share, because their effect is anti-dilutive. Xedar’s basic and diluted loss per share are shown pro forma, as though the reverse acquisition by Xedar of Premier Data Systems, Inc took place on January 1, 2005. The pro forma weighted average basic and diluted number of shares outstanding is calculated as follows for the year ended December 31, 2006:

Basic and
Diluted
Company shares issued to Atlantic Systems shareholders	3,000,000
Estimated number of Company shares to be issued
to Atlantic Systems shareholders per Agreement
after the closing calculated based on total value
of $5,108,696 (per Agreement) and a price of
$2.75 per share (value on the date of the Agreement)	1,857,708
Xedar’s pro forma weighted average shares outstanding	13,804,696
Pro forma consolidated weighted average shares outstanding	18,662,404

-- 6 --